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HOLLYWOOD ENTERTAINMENT CORPORATION

7,000,000 Shares

Common Stock
(No Par Value)

UNDERWRITING AGREEMENT

March 5, 2002

UNDERWRITING AGREEMENT

March 5, 2002

UBS Warburg LLC
Bear, Stearns & Co. Inc.
Robertson Stephens, Inc.
Wells Fargo Securities, LLC
as Managing Underwriters
    c/o UBS Warburg LLC
    299 Park Avenue
    New York, New York 10171-0026

Ladies and Gentlemen:

        Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 7,000,000 shares (the "Firm Shares") of Common Stock, no par value (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,050,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares". The Shares are described in the Prospectus which is referred to below.

        The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-74802) including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Company has prepared a prospectus supplement (the "Prospectus Supplement") to the prospectus included in the registration statement referred to above setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses, containing the prospectus included in the registration statement, as supplemented by a preliminary Prospectus Supplement relating to the Shares, and the documents incorporated by reference therein (each such preliminary prospectus being referred to herein as a "Preliminary Prospectus"). Except where the context otherwise requires, the registration statement referred to above, as amended when it became effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of its effectiveness and also including any registration statement filed pursuant to Rule 462(b) under the Act, are referred to herein as the "Registration Statement", and the prospectus included in the Registration Statement, including all documents incorporated therein by reference, as supplemented by the final Prospectus Supplement relating to the Shares, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), is herein called the "Prospectus". Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend", "amendment", or "supplement" with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement or Prospectus or to any amendment or supplement thereto shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        The Company and the Underwriters agree as follows:

        1.    Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $14.2125 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

        In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time, or from time to time, on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined in Section 2 below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

        2.    Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 11, 2002 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase". Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase. As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

        Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

        3.    Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

          (a)  The Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Act. The Registration Statement has been filed with the Commission and has been declared effective under the Act. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose;

          (b)  A Preliminary Prospectus, including a preliminary Prospectus Supplement, has been prepared and filed pursuant to Rule 424(b) of the Act. Such Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and did not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, such Preliminary Prospectus in reliance on, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by UBS Warburg LLC, on behalf of the several Underwriters, specifically for use in the preparation thereof;

          (c)  The Prospectus, including a final Prospectus Supplement, has been or will be prepared and will be filed pursuant to Rule 424(b) of the Act on or before the second business day following the date of this Agreement (or such earlier time as may be required under the Act). Each part of the Registration Statement (other than the documents incorporated by reference therein, which are the subject of Section 3(d)), when such part became or becomes effective or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase and, if applicable, at the additional time of purchase, conformed or will conform in all material respects with the requirements of the Act. Each part of the Registration Statement (other than the documents incorporated by reference therein, which are the subject of Section 3(d)), when such part became or becomes effective or was or is filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission pursuant to Rule 424(b) and at the time of purchase and, if applicable, at the additional time of purchase, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by UBS Warburg LLC, on behalf of the several Underwriters, specifically for use in the preparation thereof;

          (d)  The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Act or the Exchange Act, as the case may be (giving retroactive effect to any amendments to any of the documents incorporated by reference subsequent to the initial filing thereof and prior to the date of the Preliminary Prospectus referred to in paragraph (b) above), conformed or will conform in all material respects with the requirements of the Act and Exchange Act, as applicable, and none of such documents contained or contain an untrue statement of material fact or omit or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (e)  Copies of the Registration Statement, any Preliminary Prospectus and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto for the Underwriters) have been delivered to the Underwriters and their counsel. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus referred to in paragraph (b) above, the Prospectus or any other materials, if any, permitted by the Act;

          (f)    as of the date of this Agreement, the Company has an authorized capitalization as set forth under the heading entitled "Actual" in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized capitalization as set forth under the heading entitled "As Adjusted" in the section of the Registration Statement and the Prospectus entitled "Capitalization"; all of the issued and outstanding shares of capital stock including Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

          (g)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Oregon, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus;

          (h)  the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, assets, properties, prospects, condition (financial or otherwise) or results of operation of the Company and its Subsidiary (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the Rules and Regulations) other than Hollywood Management Company (the "Subsidiary"); other than the Subsidiary, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the articles of incorporation and of the bylaws of the Company and the Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; the Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; all of the outstanding shares of capital stock of the Subsidiary has been duly authorized and validly issued, are fully paid and non-assessable, has been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right; and are owned by the Company subject to no security interest, other encumbrance or adverse claims except as disclosed in the Prospectus and except for security interests granted to the lenders pursuant to the Company's existing credit facility; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiary are outstanding;

          (i)    the Company and its Subsidiary are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

          (j)    neither the Company nor its Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) its respective charter or by-laws or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or its Subsidiary is a party or by which either of them or any of their properties is bound, except, in the case of clause (ii) above, for such breaches or defaults which would not have, individually or in the aggregate, a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) any provisions of the charter or by-laws of the Company or of its Subsidiary, (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or its Subsidiary is a party or by which either of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or its Subsidiary, except, in the case of clause (ii) above, for such conflicts, breaches or defaults which would not have, individually or in the aggregate, a Material Adverse Effect;

          (k)  the Company has the full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles and limitations on the availability of equitable remedies;

          (l)    the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

          (m)  the Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable;

          (n)  no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby other than registration of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD");

          (o)  no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company as a result of the issue and sale of the Shares to the Underwriters hereunder, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived prior to the date hereof;

          (p)  PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and its Subsidiary is filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act;

          (q)  each of the Company and its Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to have or obtain such licenses, authorizations, consents or approvals and make such filings would not have, individually or in the aggregate, a Material Adverse Effect; neither the Company nor its Subsidiary is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or its Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect;

          (r)  all legal or governmental statutes, regulations, proceedings, contracts, leases or documents involving or affecting the Company or its Subsidiary or either of their respective properties or assets of a character required to be described in the Registration Statement, and Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

          (s)  there are no actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened to which the Company or its Subsidiary or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency other than actions, suits, claims, investigations or proceedings which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

          (t)    the consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the financial position of the Company and its Subsidiary as of the dates indicated and the results of operations, changes in financial position, stockholders' equity and cash flows for the periods therein specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise stated therein). The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with such financial statements. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act;

          (u)  subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development which, in the Company's reasonable judgment, is likely to cause a material adverse change, in the business, assets or properties described or referred to in the Registration Statement, or the prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiary taken as a whole, (ii) any transaction which is material to the Company or its Subsidiary, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and its Subsidiary taken as a whole, incurred by the Company or its Subsidiary, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock (other than as a result of cancellations or exercises of outstanding options under currently existing option plans or issuances of Common Stock under the Company's currently existing Employee Stock Purchase Plan) or outstanding indebtedness (other than a decrease under the revolving credit portion of the Company's existing credit facility) of the Company or its Subsidiary or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor its Subsidiary has any material contingent obligation which is not disclosed in the Registration Statement;

          (v)  each of the Company and its Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or its Subsidiary is contesting in good faith and for which the Company or its Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or its Subsidiary that would have, individually or in the aggregate, a Material Adverse Effect;

          (w)  the statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company and its Subsidiary believe to be reliable and accurate;

          (x)  each of the Company and its Subsidiary owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; has good title to all real and personal property owned by it, free and clear of all liens, encumbrances and defects, except such as are disclosed in the Registration Statement and Prospectus and except for security interests granted to the lenders pursuant to or allowed to be incurred under the Company's existing credit facility or except where the existence of any such liens, encumbrances or defects, individually and in the aggregate, would not have a Material Adverse Effect; and holds valid, subsisting and enforceable leases or subleases for any real property and buildings held under lease by the Company and its Subsidiary, except where the failure to hold any such valid, subsisting and enforceable lease or sublease, individually and in the aggregate, would not have a Material Adverse Effect;

          (y)  each of the Company and its Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Registration Statement and Prospectus, and none of the Company or its Subsidiary has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect;

          (z)  except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and its Subsidiary is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (ii) each of the Company and its Subsidiary has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all permits required under any applicable Environmental Laws and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or its Subsidiary, threatened against the Company or its Subsidiary under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or its Subsidiary, (v) neither the Company nor its Subsidiary has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (vi) no property or facility of the Company or its Subsidiary is (A) listed or proposed for listing on the National Priorities List under CERCLA or is (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority;

          For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom;

          (aa) there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or its Subsidiary that is pending or, to the knowledge of the Company or its Subsidiary, threatened;

          (bb) each of the Company and its Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which it is engaged;

          (cc) neither the Company nor its Subsidiary has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or its Subsidiary makes or ever has made a contribution and in which any employee of the Company or of its Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA;

          (dd) each of the Company and its Subsidiary (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals;

          (ee) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or a "promoter" or "principal underwriter" for an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "Investment Company Act");

          (ff) The Company has obtained signed letters, dated on or prior to the date of this Agreement, addressed to the Underwriters, from each of the directors and executive officers (collectively, the "Lock-Up Agreements") of the Company to the effect that such persons shall not sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock for a period of 90 days after the date of the Prospectus without UBS Warburg LLC's prior written consent, subject to limited exceptions set forth therein and previously agreed to by the Underwriters;

          (gg) the Company has not offered and will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act;

          (hh) the Company has filed a notification of additional issuance with the Nasdaq National Market (the "NNM") of the Nasdaq Stock Market, Inc. relating to the Shares;

          (ii) the Company (a) has been subject to the requirements of Section 12 or 15(d) of the Exchange Act and has filed all the material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least thirty-six calendar months immediately preceding the filing of the Registration Statement and (b) has filed in a timely manner all reports required to be filed during the thirty-six calendar months and any portion of a month immediately preceding the filing of the Registration Statement, including any report filed in accordance with Rule 12b-25(b) under the Exchange Act; since the date of the filing of the Registration Statement, the aggregate market value of the Company's voting and non-voting common equity held by non-affiliates of the Company has been $150 million or more; and

          (jj) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

        4.    Certain Covenants of the Company. The Company hereby covenants and agrees with each Underwriter:

          (a)  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b)  to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Act, on or before the second business day following the date of this Agreement (or such earlier time as may be required by the Act) and to furnish promptly (and, with respect to the initial delivery of such Prospectus, not later than 10:00 A.M. (New York City time) on or before the second business day following the date of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Act, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T; in the event any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

          (c)  to advise you promptly, confirming such advice in writing, of (i) the receipt of any comments from the Commission relating to the Registration Statement, any amendment thereto, the Prospectus or any amendment or supplement thereto, any filing of the Company under the Act or the Exchange Act that is incorporated by reference in the Registration Statement or Prospectus, (ii) any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and (iv) the initiation, threatening or contemplation of any proceedings for any of such purposes; and, if the Commission or any other governmental agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference, and, during the Distribution Period (as defined below), to file no such amendment or supplement to which you shall reasonably object to in writing;

          (d)  subject to paragraph (b) above, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

          (e)  to furnish to you and, upon request, to each of the other Underwriters for a period of two years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or its Subsidiary, in each case as soon as such communications, documents or information becomes available;

          (f)    to advise the Underwriters promptly of the happening of any event known to the Company during such period of time after the first date of the public offering of the Shares during which a prospectus relating to the Shares is required to be delivered under the Act in connection with sales by the Underwriters or any dealer (the "Distribution Period"), which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (g)  to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than fifteen months after the end of the Company's current fiscal quarter; provided, however, that this Section 4(g) will not be construed to require the Company to file any periodic report referred to in Rule 158 prior to the time at which such report is otherwise due;

          (h)  to furnish to its stockholders as soon as practicable, but in no event prior to the delivery of its proxy statement to its Shareholders in accordance with applicable securities laws, after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

          (i)    to furnish to you five manually signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (j)    to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiary which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof;

          (k)  to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

          (l)    to pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters, except as set forth under Section 5 hereof and (iii), (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NNM and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD and (vii) the performance of the Company's other obligations hereunder;

          (m)  during the Distribution Period, to furnish to you, not less than one business day (at least 24 hours) before filing with the Commission, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15 of the Exchange Act;

          (n)  not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of outstanding options and (iii) pursuant to any equity based compensation or benefit plans of the Company, for a period of 90 days after the date hereof, without the prior written consent of UBS Warburg LLC; and

          (o)  to use its best efforts to cause the Shares to be included on the NNM.

        5.    Reimbursement of Underwriters' Expenses.    If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

        6.    Conditions of Underwriters' Obligations.    The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a)  The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, (i) an opinion of Stoel Rives LLP, counsel for the Company, addressed to the Underwriters in the form of Exhibit A hereto, (ii) an opinion of Brobeck, Phleger & Harrison LLP, special counsel for the Company, addressed to the Underwriters in the form of Exhibit B hereto and (iii) an opinion of Donald J. Ekman, Executive Vice President of Legal Affairs for the Company, addressed to the underwriters in the form of Exhibit C hereto, each dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Cahill Gordon & Reindel, counsel for the Underwriters.

          (b)  You shall have received from PricewaterhouseCoopers LLC, letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS Warburg LLC.

          (c)  You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (d)  No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which the Underwriters reasonably object in writing.

          (e)  All filings with the Commission required by Rule 424 under the Act to have been filed by the time of purchase or the additional time of purchase, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

          (f)    At the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act and be remaining in effect and no proceedings initiated under Section 8(d) or 8(e) of the Act shall be pending; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (g)  Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, assets, properties, prospects, condition or results of operations of the Company and its Subsidiary, taken as a whole, shall have occurred or become known to the Company.

          (h)  The Company shall have delivered to you at the time of purchase or additional time of purchase, as the case may be, a certificate of the Company signed by two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase or at or before the additional time of purchase, as the case may be, and that the conditions set forth in paragraphs (f) and (g) of this Section 6 have been satisfied.

          (i)    You shall have received the signed Lock-Up Agreements, which shall be in full force and effect at the time of purchase or the additional time of purchase, as the case may be.

          (j)    The Shares (including the Additional Shares) shall have been approved for listing on the NNM, subject only to notice of issuance at or prior to the time of purchase.

          (k)  Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of, or guaranteed by, the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

          (l)    Prior to the time of purchase or additional time of purchase, as the case may be, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

        7.    Termination.    The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus as of the time of execution of this Agreement, (y) there has been any material adverse change (financial or otherwise) or any development involving a material adverse change (financial or otherwise) occurs (other than as referred to in the Registration Statement and Prospectus), in the business, assets, properties, prospects, condition or results of operations of the Company and its Subsidiary, taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or (z) there shall have occurred any downgrading, or any notice shall have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act or, if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if there has been a material disruption in securities settlement or clearance services in the United States, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, would make it impracticable to market the Shares.

        If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter or telegram.

        If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

        8.    Increase in Underwriters' Commitments.    Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

        Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

        If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

        The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

        If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        9.    Indemnity and Contribution.

          (a)  The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

        If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise, other than pursuant to Section 9(a) to the extent that the Company is materially prejudiced as a result of such omission to so notify. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

        (b)  Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, it being understood and agreed that the only such information furnished by or on behalf of each Underwriter consists of the sixth paragraph and the ninth paragraph under the caption "Underwriting" in the Prospectus.

        If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise, other than pursuant to Section 9(b) to the extent that such Underwriter is materially prejudiced as a result of such omission to so notify. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or failure to act, by or on behalf of such indemnified party.

        (c)  If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

        (d)  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

        (e)  The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the

Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

        10.    Notices.    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 9275 S.W. Peyton Lane, Wilsonville, Oregon 97070, Attention: Vice President of Legal Affairs.

        11.    Governing Law; Construction.    This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        12.    Submission to Jurisdiction.    Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg LLC or any indemnified party. Each of UBS Warburg LLC and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

        13.    Parties at Interest.    The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        14.    Counterparts.    This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

        15.    Successors and Assigns.    This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

        16.    Miscellaneous.    UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

        A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

        If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,
HOLLYWOOD ENTERTAINMENT CORPORATION
By:	/s/ DONALD J. EKMAN
	Title:	Executive Vice President of Legal Affairs
Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A
UBS WARBURG LLC BEAR, STEARNS & CO. INC. ROBERTSON STEPHENS, INC. WELLS FARGO SECURITIES, LLC
By:	UBS WARBURG LLC
By:	/s/ MIKE CONNOLLY
Title: Executive Director
By:	/s/ CRAIG WADLER
Title: Director

SCHEDULE A

Underwriters	Number of Firm Shares
UBS WARBURG LLC	3,500,000
BEAR, STEARNS & CO. INC.	1,750,000
ROBERTSON STEPHENS, INC.	1,400,000
WELLS FARGO SECURITIES, LLC	350,000

Total	7,000,000

EXHIBIT A

[FORM OF OPINION OF STOEL RIVES LLP]

        1.    The Company has been duly incorporated and is validly existing as a corporation under the laws of the state of Oregon, with full corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

        2.    To such counsel's knowledge, the Company has no subsidiaries other than Hollywood Management Company (the "Subsidiary"). The Subsidiary has been duly incorporated and is validly existing as a corporation under the laws of the state of Oregon with full corporate power and corporate authority to own, lease and operate its properties and to conduct its business;

        3.    The Company and its Subsidiary are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a Material Adverse Effect and the Company and its Subsidiary are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary;

        4.    This Agreement has been duly authorized and executed and delivered by the Company;

        5.    The Shares have been duly authorized and, when duly countersigned by the Company's transfer agent and registrar and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Underwriting Agreement, will be validly issued and will be fully paid and non-assessable; the Shares when issued will be free of statutory and, to such counsel's knowledge, contractual preemptive rights; the form of the certificate evidencing the Common Stock complies as to form comply as to form with Oregon law and the holders of the Shares will not be subject to personal liability by reason on being such holders;

        6.    The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of statutory and, to such counsel's knowledge, contractual preemptive rights;

        7.    To such counsel's knowledge, other than the Subsidiary, the Company does not own or control, directly or indirectly, any corporation, association or other entity; all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, to such counsel's knowledge, except as otherwise stated in the Registration Statement and Prospectus, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim except for the pledge of the stock of Subsidiary to the agent (for the benefit of the lenders) under the Revolving Credit Agreement, as amended as of August 4, 2000, among the Company, the agent for the lenders, the co-agents and the lenders named therein, as amended as of June 5, 2001, and as further amended as of November 28, 2001; to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiary are outstanding;

        8.    The capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement and Prospectus;

        9.    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under), any

A-1

provisions of the articles of incorporation or bylaws of the Company or its Subsidiary or under any provision of any material license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material lease, contract or other agreement or instrument to which the Company or its Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, or Oregon state law, regulation or rule or any decree, judgment or order applicable to the Company or its Subsidiary; and

        10.  Neither the Company nor its Subsidiary is in violation of its articles of incorporation or bylaws.

A-2

EXHIBIT B

[FORM OF OPINION OF BROBECK, PHLEGER & HARRISON LLP]

March , 2002

UBS Warburg LLC
Bear, Stearns & Co. Inc.
Robertson Stephens, Inc.
Wells Fargo Securities, LLC
As Representatives of the Several Underwriters

c/o UBS Warburg LLC
299 Park Avenue
New York, New York 10171-0026

Re:	Offering of 7,000,000 shares of Common Stock of Hollywood Entertainment Corporation

Ladies and Gentlemen:

        We have acted as special counsel to Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), in connection with the issuance and sale by the Company of 7,000,000 shares (the "Shares") of the Company's Common Stock, no par value ("Common Stock"), pursuant to that certain Underwriting Agreement, dated March    , 2002 (the "Underwriting Agreement"), between the Company and you, the representatives of the several underwriters named therein (the "Underwriters"). This opinion is being rendered to you pursuant to Section 6(a)(ii) of the Underwriting Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

        In our capacity as special counsel to the Company, we have examined, among other things, originals or copies of the following:

            (i)  The Registration Statement on Form S-1 (File No. 333-74802) initially filed by the Company with the Securities and Exchange Commission (the "Commission") on December 7, 2001; Amendment No. 1 to such Registration Statement filed with the Commission on January 10, 2002; Amendment No. 2 to such Registration Statement filed with the Commission on January 29, 2002; Amendment No. 3 to such Registration Statement filed with the Commission on February 13, 2002; the documents of the Company incorporated by reference in the Registration Statement, as so amended, the Preliminary Prospectus, in the form filed with the Commission on February 19, 2002 pursuant to Rule 424(b) under the Act and the Prospectus, in the form filed with the Commission on March            , 2002 pursuant to Rule 424(b) under the Act;

          (ii)  The Underwriting Agreement;

          (iii)  The Officer's Certificate, dated March    , 2002, delivered pursuant to Section 6(h) of the Underwriting Agreement;

          (iv)  The opinion letter, dated March    , 2002, of Stoel Rives LLP, outside counsel for the Company, delivered pursuant to Section 6(a)(i) of the Underwriting Agreement;

          (v)  The opinion letter, dated March    , 2002, of Donald J. Ekman, inside counsel for the Company, delivered pursuant to Section 6(a)(iii) of the Underwriting Agreement;

          (vi)  The opinion letter, dated March    , 2002, of Cahill Gordon & Reindel, Underwriter's counsel, delivered pursuant to Section 6(c) of the Underwriting Agreement;

        (vii)  The letters of PricewaterhouseCoopers LLP, dated March    , 2002 and March    , 2002 relating to the consolidated financial statements contained or incorporated by reference in the Registration Statement and other matters referred to therein, delivered pursuant to Section 6(b) of the Underwriting Agreement; and

        (viii)  Such other records, certificates, documents and instruments, certified or otherwise identified to our satisfaction, as we have considered necessary or appropriate for the purposes of this opinion.

        In addition, we have obtained from public officials and from officers and other representatives of the Company such other certificates and assurances as we consider necessary for purposes of this opinion. In our examination of such records, certificates, documents and instruments, we have assumed the authenticity of all records, certificates, documents and instruments submitted to us as originals, the conformity to originals of all records, certificates, documents and instruments submitted to us as copies and the authenticity of the originals of such records, certificates, documents and instruments. We have also assumed the genuiness of all signatures.

        As used in this opinion, the expressions "to our knowledge" and "known to us" with reference to matters of fact means that, after considering the actual knowledge of those attorneys in our firm who have given substantive attention to the Company's affairs, but not including any constructive or imputed notice of any other information, we find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that we have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters except as otherwise specified in this opinion.

        This opinion relates solely to the laws of the State of New York and the federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws in other areas or of other jurisdictions.

        For purposes of our opinion in paragraph (1) below, relating to the Registration Statement being effective and there being no stop order suspending the effectiveness of the Registration Statement, we have relied solely upon (a) oral advice received on February 14, 2002, from a representative of the Commission, that the Commission had declared the Registration Statement, as amended, effective at 4:00 p.m. Eastern Standard Time, on February 14, 2002 and (b) oral advice received on March    , 2002 from a representative of the Commission that there is no stop order suspending the effectiveness of the Registration Statement.

        On the basis of our examination of the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

          (1)  The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

          (2)  Each required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

          (3)  No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except (A) such of the foregoing as have been obtained under the Securities Act and the Securities Exchange Act of 1934, as amended, and (B) such of the foregoing as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares, as to which we express no opinion) for the issuance and sale of the Shares to the Underwriters as contemplated by the Underwriting Agreement;

          (4)  To our knowledge, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not so described or filed, as the case may be; and

          (5)  The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

        In addition, we participated in conferences with certain officers and other representatives of the Company, its independent public accountants, the Underwriters and the Underwriters' counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed. We are not, however, passing upon, and do not assume any responsibility for, and we have not independently checked or verified, the accuracy, completeness or fairness of the information contained in the Registration Statement or the Prospectus.

        Based upon our participation as described in the preceding paragraph: (i) we are of the opinion that: (A) the documents of the Company incorporated by reference in the Registration Statement and Prospectus (other than the financial statements and related notes and schedules and other financial and statistical data included or incorporated by reference therein, as to which we express no opinion), when they were filed with the Commission (giving retroactive effect to any amendments thereto subsequent to the initial filing thereof with the Commission and prior to the date of the Preliminary Prospectus referred to in Section 3(b) of the Underwriting Agreement), complied as to form in all material respects with the requirements of the Exchange Act and (B) the Registration Statement and the Prospectus (other than the financial statements and related notes and schedules and other financial and statistical data contained or incorporated by reference therein, as to which we express no opinion), comply as to form in all material respects with the requirements of the Act, (ii) we confirm that we have no reason to believe that, at the time the Registration Statement became effective, the Registration Statement (other than the financial statements and related notes and the schedules and other financial and statistical data included or incorporated by reference therein, as to which we express no belief), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) we confirm that we have no reason to believe that the Prospectus (other than the financial statements and related notes and the schedules and other financial and statistical data included or incorporated by referenced therein, as to which we express no belief), as of its date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) we confirm that we have no reason to believe that, as of the date hereof, either the Registration Statement or the Prospectus (other than the financial statements and related notes and schedules and other financial and statistical data included or incorporated by reference therein, as to which we express no belief), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        This opinion is furnished by us, as special counsel to the Company, to you, the Underwriters, in connection with the transactions contemplated by the Underwriting Agreement, is solely for the benefit of the Underwriters and may not be delivered to, quoted or relied upon by any other party, or for any other purpose, without our express written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                      Very truly yours,

                      BROBECK, PHLEGER & HARRISON LLP

EXHIBIT C

[FORM OF OPINION OF DONALD J. EKMAN]

        1.    Neither the Company nor its Subsidiary is in violation of its charter or by-laws or, to the best of such counsel's knowledge, is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or its Subsidiary is a party or by which any of them or their respective properties may be bound or affected or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or its Subsidiary, except for breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect; and

        2.    There are no actions, suits, claims, investigations or proceedings pending, or, to the best of such counsel's knowledge, threatened or contemplated to which the Company or its Subsidiary is subject or of which any of their respective properties is subject at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described.

C-1

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HOLLYWOOD ENTERTAINMENT CORPORATION
7,000,000 Shares Common Stock (No Par Value) UNDERWRITING AGREEMENT
UNDERWRITING AGREEMENT
  March 5, 2002
SCHEDULE A
  EXHIBIT C
[FORM OF OPINION OF DONALD J. EKMAN]